UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2015 (December 30, 2014)

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-22759	71-0556208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, director Jean Arehart, age 73, informed the Boards of Directors (collectively, the “Board”) of Bank of the Ozarks, Inc. (the “Company”) and its wholly-owned banking subsidiary (“Bank”) of her intention to retire as a director of the Company and the Bank at the end of her current term and not stand for re-election at the Company’s 2015 annual shareholders meeting (“2015 Meeting”). Ms. Arehart has served as a director of the Company and the Bank since 2002. Ms. Arehart will continue to serve as a director and as a member of the Board’s Trust Committee and Directors’ Loan Committee until the 2015 Meeting. Ms. Arehart’s decision to not stand for re-election to the Board is not the result of any disagreement with the Company or the Bank.

On December 30, 2014, director R. L. Qualls, age 81, informed the Board that, if he is nominated, he will stand for re-election at the 2015 Meeting, however he expects to retire from service as a director of the Company and Bank immediately prior to the Company’s 2016 annual shareholders meeting. Dr. Qualls has served as a director of the Company and Bank since 1997 and is currently the presiding independent director, the Chairman of the Personnel and Compensation Committee and a member of the Nominating and Governance Committee, the Executive Committee, the CRA and Fair Lending Committee and the Directors’ Loan Committee. In connection with Dr. Qualls announcement, the independent directors of the Company appointed Peter Kenny, a director since 2013, to replace Dr. Qualls as the Board’s presiding independent director effective January 1, 2015. Dr. Qualls will continue to serve as a member of the Board’s Nominating and Governance Committee, Directors’ Loan Committee and CRA and Fair Lending Committee. Effective January 1, 2015, Dr. Qualls will cease to be a member of the Board’s Personnel and Compensation Committee and Executive Committee.

In addition, on December 30, 2014, the Board approved the following changes to the Board’s committees, effective January 1, 2015: (i) Peter Kenny will join the Nominating and Governance Committee and the Executive Committee; (ii) Nicholas Brown, a director since 2012, will replace Dr. Qualls as the Chairman of the Personnel and Compensation Committee and will join the Executive Committee; and (iii) Ross Whipple, a director since May 2014, will join the Trust Committee and will no longer serve as a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: January 2, 2015	By:	/s/ Greg McKinney
Name: Greg McKinney Title: Chief Financial Officer and Chief Accounting Officer